                                                                       Exhibit 4

                                 FORM OF BOND
                                [FACE OF BOND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No.                                                          CUSIP:  718154 CK 1

                             $

                         PHILIP MORRIS COMPANIES INC.

             Puttable Reset Securities PURS(SM) due March 15, 2010


          PHILIP MORRIS COMPANIES INC., a corporation organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the "Company", which term shall include any successor entity), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of
        DOLLARS on March 15, 2010 (the "Final Maturity") at any office or agency maintained for the purpose in the Borough of Manhattan, The City of New York, New York, which shall initially be the corporate trust office of The Chase Manhattan Bank, the Trustee under the Indenture referred to on the reverse hereof, located on the date hereof at 450 W. 33rd Street, New York, New York 10001, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest (computed on the basis of a 360-day year of twelve 30-day months) on said principal sum at the rate described below, in like coin or currency, from and including March 16, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 15 and September 15 of each year, commencing September 15, 1998, to but excluding the date on which the principal amount is paid or made available for payment in full. The interest so payable on any March 15 or September 15 shall, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the next preceding February 28 or August 30, as the case may be (each, an "Interest Payment Record Date"). Payments of interest shall be made at any office or agency referred to above, provided that, at the option of the Company, payments of interest may be made by check mailed to the registered address of the persons entitled thereto.

          From and including March 16, 1998 to but excluding March 15, 2000, interest shall accrue on the principal sum of this Bond at an annual rate equal to 6.15%. On March 15, 2000 (the "Reset Date"), the interest rate on this Bond shall be reset so as to equal a fixed rate determined as described on the reverse hereof, unless the Company is obligated to repurchase this Bond on such date pursuant to the Put Option referred to on the reverse hereof. Notwithstanding the foregoing, reset shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described on the reverse hereof.

          This Bond has initially been issued in the form of a Global Security (as defined on the reverse hereof), and the Company has initially designated The Depository Trust Company ("DTC", which term shall include any successor) as the Depositary (the "Depositary") for this Bond. For as long as this Bond or any portion hereof is issued in such form, and notwithstanding the foregoing, all payments of interest, principal and other amounts in respect of this Bond or such portion (including payments pursuant to the Call Option and Put Option referred to on the reverse hereof) shall be made to the Depositary or its nominee in accordance with its Applicable Procedures (as defined on the reverse hereof), in the coin or currency specified above and as further provided on the reverse hereof.

          Notwithstanding the foregoing, if any payment of interest, principal or other amount to be made in respect of this Bond (including any payment pursuant to an exercise of the Call Option or Put Option) would otherwise be due on a day that is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, with the same effect as if such payment were made on the due date.

          This Bond is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place. Such provisions include, inter alia, the Call Option and Put Option, interest rate reset mechanism and the definitions of certain terms used on the face hereof.

          This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, PHILIP MORRIS COMPANIES INC. has caused this instrument to be duly executed under its corporate seal.

Dated:  March 16, 1998

[CORPORATE SEAL]                                PHILIP MORRIS COMPANIES INC.



                                                By:__________________________
                                                   Name:
                                                   Title:

ATTEST:


By:________________________
   Name:
   Title:

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                THE CHASE MANHATTAN BANK,
                                                  as Trustee



                                                By:__________________________
                                                      Authorized Signatory

                               [REVERSE OF BOND]

                         PHILIP MORRIS COMPANIES INC.

             Puttable Reset Securities PURS(SM) due March 15, 2010

          1.   Indenture.
               ---------

          (a) This bond is one of a duly authorized issue of debentures, notes or other evidence of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 2, 1996 (the "Indenture", which term has the meaning set forth in such instrument), duly executed and delivered by the Company to The Chase Manhattan Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

          (b) The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This bond is one of a series of the Securities designated as the Puttable Reset Securities PURS(SM) due March 15, 2010 of the Company, limited in aggregate principal amount to $800,000,000 (the "Bonds"). The Bonds constitute a separate series of Securities under the Indenture.

          (c) The provisions of this Bond (including those relating to the Call Option and Put Option), together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the holders hereof, the Company and the Trustee with respect to this Bond, provided that, if any provision of this Bond necessarily conflicts with any provision of the Indenture, the provision of this Bond shall be controlling to the fullest extent permitted under the Indenture.

          (d) Terms used and not defined herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, terms defined herein include the plural as well as the singular and vice-versa, and the words "herein" and "hereof", and words of similar import, refer to this Bond as a whole and not to any particular paragraph or other subdivision.

          2.   Call Option.
               -----------

          (a) Goldman, Sachs & Co., a New York limited partnership ("Goldman, Sachs & Co.", which term shall include any successor), shall have the right to purchase, on the Reset Date, all of the Bonds outstanding on the Reset Date (in whole and not in part), including this Bond, from the registered holders thereof on the Reset Date (such right, the "Call Option"), at a price equal to 100% of the principal amount of the Bonds purchased (the "Face Value") and subject to Goldman, Sachs & Co. giving notice of its intention to purchase the outstanding Bonds as described below (a "Call Notice"). Whether or not the Call Option is exercised with respect to the Reset Date, the Company shall remain obligated to pay all accrued and unpaid interest on this Bond, and interest that becomes payable on this Bond on the Reset Date shall be payable to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture.

          (b) To exercise the Call Option, Goldman, Sachs & Co. must give a Call Notice to the registered holder of this Bond no later than the tenth Market Day prior to the Reset Date, in the manner described in paragraph 9 below. Subject to paragraph 5(a) below, in the event a Call Notice is duly given, the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to Goldman, Sachs & Co., and Goldman, Sachs & Co. shall be obligated to purchase this Bond from such holder, at the Face Value on the Reset Date. Each such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder being deemed to have automatically tendered this Bond for sale to Goldman, Sachs & Co. on the Reset Date in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. The registered holder's automatic tender of this Bond on the Reset Date shall be subject to receipt of payment of the Face Value of this Bond as provided in paragraph 5(a) below. Notwithstanding any exercise of the Call Option with respect to this Bond, this Bond will remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture. As used herein, "Market Day" means a Business Day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.

          (c) If the Call Option is exercised, this Bond shall be subject to purchase by Goldman, Sachs & Co. on the Reset Date as provided herein and subject to paragraph 5(a) below. This will be the case for every holder (and every beneficial holder) of the Bonds outstanding on the Reset Date, including any holder that acquires an interest in this Bond after the Call Notice is given or who is otherwise unaware that the Call Notice has been given.

          3.   Put Option.
               ----------

          (a) If Goldman, Sachs & Co. does not exercise the Call Option, the registered holder of this Bond on the Reset Date shall have the right to require the Company to repurchase this Bond (in whole and not in part) from such holder on the Reset Date (such right, the holder's "Put Option") at a price equal to 100% of the principal amount of this Bond repurchased (the "Put Price"), in the circumstances described in the next paragraph. In the event the Put Option is exercised, the Put Price shall be payable by the Company to the registered holder of this Bond on the Reset Date, whereas the accrued and unpaid interest on this Bond that becomes payable on the Reset Date shall be payable by the Company to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture. If for any reason payment of the Put Price is not made when due on this Bond, the accrued interest from the Reset Date to the date such payment is made would be payable by the Company as part of the Put Price for this Bond, to the person entitled to receive the Put Price.

          (b) On the Reset Date, the registered holder of this Bond on the Reset Date shall be deemed to have exercised its Put Option automatically, without any action on its part, for the full principal amount of this Bond held of record by such holder on the Reset Date unless either (x) Goldman, Sachs & Co. has duly given a Call Notice or (y) if Goldman, Sachs & Co. does not exercise the Call Option, (i) no later than 10:00 A.M. (New York City time) on the seventh Market Day prior to the Reset Date, the registered holder of this Bond at the time gives notice to the Trustee that such holder elects not to sell this Bond to the Company on the Reset Date (a "Hold Notice") and (ii) such notice is effective (an "Effective Hold Notice") under the 10% Requirement (as defined below). A Hold Notice must be given in the manner described in paragraph 9 below. Consequently, with respect to this Bond on the Reset Date, if a Call Notice is not duly given by Goldman, Sachs & Co. and an Effective Hold Notice is not duly given by the applicable holder as provided above, the Company shall be obligated to repurchase this Bond from the registered holder on the Reset Date, and the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to the Company, at the Put Price on the Reset Date. Any such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder of this Bond on the Reset Date being deemed (in the absence of an Effective Hold Notice) to have automatically tendered this Bond in whole for sale to the Company on the Reset Date, all in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. Notwithstanding any exercise of the Put Option with respect to this Bond, this Bond shall remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture.

          (c) Notwithstanding the foregoing, no Hold Notice for this Bond shall be effective unless Hold Notices are duly given by the holders of record of at least 10% in aggregate principal amount of all Bonds outstanding. The provision described in this paragraph is called the "10% Requirement". If a Hold Notice is duly given for this Bond but the 10% Requirement is not satisfied, the Trustee shall give written notice of that fact (a "10% Requirement Notice") to the registered holder of this Bond and the Company not later than the close of business on the seventh Market Day before the Reset Date, in the manner described in paragraph 9 below.

          (d) Notwithstanding the foregoing, the Put Option shall be deemed to be automatically exercised if Goldman, Sachs & Co. exercises the Call Option but either (i) a Market Disruption Event or Failed Remarketing occurs, as provided in paragraph 4 below, or (ii) Goldman, Sachs & Co. fails to pay the Face Value on the Reset Date, as provided in paragraph 5(a) below.

          4.   Reset of Interest Rate. The interest rate on this Bond shall be
               ----------------------
reset on the Reset Date, unless the Company is obligated to purchase this Bond on such date pursuant to the Put Option. Notwithstanding the foregoing, reset of the interest rate shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below.

          Subject to its right to terminate the appointment of any such agent, the Company shall take such action as is necessary to ensure that there shall at all relevant times be a qualified financial institution appointed and acting as its agent for the purpose of performing the actions contemplated hereby to be performed by the Calculation Agent (such agent, including any successor agent, the "Calculation Agent"). The Company has initially appointed Goldman, Sachs & Co. as Calculation Agent. If the interest rate is to be reset on the Reset Date, the Calculation Agent shall effect the reset as set forth below.

          Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the Calculation Date (as defined below), the Calculation Agent shall select three financial institutions (one of which shall be Goldman, Sachs & Co. if it so requests) that deal in the Company's debt securities and have agreed to participate as reference dealers in accordance with the terms described below (the "Reference Dealers"). If Goldman, Sachs & Co. has exercised the Call Option and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to Goldman, Sachs & Co.) that, if it is selected as the Final Dealer (as defined below), it shall purchase from Goldman, Sachs & Co. on the Calculation Date for settlement on the Reset Date and at the Final Offer Price (as defined below), all the Bonds that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date. For each Reference Dealer, the Calculation Agent shall request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

          On the sixth Market Day prior to the Reset Date (the "Calculation Date"), the Calculation Agent shall undertake the following actions to calculate a fixed rate at which interest will accrue on the Bonds from and including the Reset Date to but excluding the Final Maturity (the "Reset Period"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing New York City time, and each notice shall be given telephonically and shall be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent shall use reasonable efforts to adhere to these times.

          (a)  At 12:00 P.M., the Calculation Agent shall:

               (i) determine (or obtain from Goldman, Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option) the approximate ten-year U.S. Treasury bond yield at or about such time, which shall be expressed as a percentage (the "Designated Treasury Yield") and shall be based on the then-current, ten-year U.S. Treasury bond (the "Designated Treasury Bond");

               (ii) calculate and provide to the Reference Dealers, on a preliminary basis, a hypothetical price at which the Bonds might be offered for sale to a Reference Dealer on the Reset Date (the "Offer Price"). The Offer Price shall be expressed as a percentage of the principal amount of the Bonds and will equal 100% plus the Margin (as defined below), if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin, if the Treasury Rate Difference is negative. The "Margin" means the present value, expressed as a percentage of the principal amount of the Bonds, of the absolute value of the Treasury Rate Difference applied to twenty semi-annual periods (i.e., ten years), discounted at the Designated Treasury Yield divided by two. The "Treasury Rate

          Difference" means the percentage (which may be positive or negative) equal to (x) 5.634% (the "Initial Treasury Yield") minus (y) the Designated Treasury Yield; and

               (iii) request each Reference Dealer to provide to the Calculation Agent, when notified of the Final Offer Price as described in paragraph (b) below, a firm bid, expressed as a percentage representing an interest rate spread over the Designated Treasury Yield (the "Spread"), at which such Reference Dealer would be willing to purchase on the Calculation Date for settlement on the Reset Date, at the Final Offer Price, all of the Bonds. Each such firm bid must be given on an "all-in" basis and must remain open for at least 30 minutes after it is given.

          (b) At 12:30 P.M., the Calculation Agent shall determine (or obtain from Goldman, Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option) the Designated Treasury Yield on a final basis, and calculate and provide to the Reference Dealers the Offer Price on a final basis (the "Final Offer Price") and request each Reference Dealer to submit its bid immediately as described in clause (a)(iii) above. If the Calculation Agent receives at least two bids, the following shall occur:

               (i) the Reference Dealer providing the bid presenting the lowest all-in Spread (the "Final Spread") shall be the "Final Dealer";

               (ii) if Goldman, Sachs & Co. has exercised the Call Option, the Final Dealer shall purchase from Goldman, Sachs & Co. at the Final Offer Price, for settlement on the Reset Date, all the Bonds that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date (assuming that the interest rate on the Bonds will be reset so as to equal the Adjusted Rate (as defined below) during the Reset Period); the Final Dealer shall not be obligated to purchase any Bonds if Goldman, Sachs & Co. has not exercised the Call Option;

               (iii) the Calculation Agent shall calculate and provide to the Company the "Adjusted Rate", which shall be the semi-annual, bond-equivalent, fixed interest rate on the Bonds required to produce, during the Reset Period, a semi-annual, bond-equivalent yield on the Bonds that equals the sum of the Final Spread plus the final Designated Treasury Yield, assuming that the Bonds are purchased on the Reset Date at the Final Offer Price; and

               (iv) the interest rate on the Bonds shall be adjusted so as to equal the Adjusted Rate, effective from and including the Reset Date to but excluding the Final Maturity. If Goldman, Sachs & Co. has not exercised the Call Option and an Effective Hold Notice is given for this Bond, the Company shall promptly give written notice of the Adjusted Rate to the registered holder.

All determinations regarding the Designated Treasury Yield and the Designated Treasury Bond as described in clause (a)(i) and the first sentence of paragraph
(b) above shall be made by

Goldman, Sachs & Co. if another party is acting as the Calculation Agent, unless Goldman, Sachs & Co. has elected not to exercise the Call Option, in which case such determinations will be made as necessary by the Calculation Agent.

          If the Calculation Agent determines that, on the Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or
(y) fewer than two Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to Goldman, Sachs & Co. substantially as described above (a "Failed Remarketing"), the steps contemplated above shall be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least two Reference Dealers have provided bids pursuant to participation agreements satisfactory to Goldman, Sachs & Co. substantially as described above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the Calculation Date, then Goldman, Sachs & Co. shall be deemed not to have exercised the Call Option and the Company shall repurchase this Bond on the Reset Date at the Put Price from the registered holder hereof on the Reset Date, all as if the Put Option on this Bond had been exercised. In these circumstances, the registered holder may not continue to hold this Bond by giving an Effective Hold Notice. The Calculation Agent shall notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company shall give notice to the registered holder that this Bond will be repurchased by the Company at the Put Price, from the registered holder on the Reset Date, such notice to be given no later than such second Market Day prior to the Reset Date in the manner described below.

          Notwithstanding the foregoing, if at any time Goldman, Sachs & Co. is not acting as Calculation Agent, then the determinations and notice to the Company described in the preceding paragraph shall be made and given by Goldman, Sachs & Co., unless Goldman, Sachs & Co. does not exercise the Call Option, in which case such determinations and notice will be made and given by the Calculation Agent.

          "Market Disruption Event" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America;
(iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

          All determinations regarding Market Disruption Events and Failed Remarketings, including whether or not any such event has occurred or is continuing, shall be made by the Calculation Agent (or Goldman, Sachs & Co., if applicable as provided above) in its sole discretion.

          All percentages resulting from any calculation with respect to the Bonds will be rounded upwards, if necessary, to the nearest one one-thousandth of a percentage point (e.g., 5.6331% (or 0.056331) being rounded to 5.634% (or 0.05634)), and all U.S. dollar amounts will be rounded to the nearest cent (with one-half cent being rounded upwards).

          All determinations made by the Calculation Agent (or Goldman, Sachs & Co.) regarding the matters described herein shall be final, conclusive and binding on all concerned absent manifest error. To the extent permitted by law, no determination made by the Calculation Agent (or Goldman, Sachs & Co.) regarding the matters described herein shall give rise to any liability on the part of the Calculation Agent, Goldman, Sachs & Co., the Trustee or the Company.

          5.   Settlement on Exercises of Call Option or Put Option. For as long
               ----------------------------------------------------
(but only for as long) as this Bond or any portion hereof is issued in the form of a Global Security, the provisions of paragraphs 5(a) through 5(d) below, inclusive, shall apply with respect to this Bond or such portion, as the case may be.

          (a) If the Call Option is exercised, then, on the Reset Date, all beneficial interests in this Bond held by or through Agent Members (as defined below) shall be transferred to a Depositary account designated by Goldman, Sachs & Co. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. Goldman, Sachs & Co. shall be obligated to make payment of the Face Value of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. In all cases, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date.

          If Goldman, Sachs & Co. fails to pay the Face Value of this Bond on the Reset Date, the Call Option shall be deemed not to have been exercised and the Put Option shall be deemed to have been exercised on this Bond. In these circumstances, the registered holder on the Reset Date may not continue to hold this Bond by giving an Effective Hold Notice, and the Company will be obligated to pay, not later than two Business Days following the Reset Date, the Put Price for this Bond (including accrued interest from the Reset Date to but excluding the date payment is made), with settlement otherwise occurring as described in paragraph 5(b).

          As used herein, (i) "Agent Member" means, at any time, any person who is a member of, or participant in, the Depositary at such time and (ii) "Applicable Procedures" means, with respect to any payment, transfer or other transaction to be effected with respect to a Global Security, through the facilities of the Depositary at any time, the policies and procedures of the Depositary applicable to such transaction, as in effect at such time.

          (b) If the Put Option is exercised as to this Bond, then, on the Reset Date, all beneficial interests in this Bond held by or through Agent Members shall be transferred to a Depositary account designated by the Company. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Company shall be obligated to make payment of the Put Price of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. If the Company fails to pay the Put Price for this Bond on the Reset Date, accrued interest at the then applicable rate from the Reset Date to the date the payment is made shall be payable as part of such Put Price, in the same manner and for credit to the same accounts as such Put Price. Whether or not purchased pursuant to the Put Option, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date as provided herein and in the Indenture.

          (c) The transactions described in paragraphs 5(a) and 5(b) above shall be executed on the Reset Date through the facilities of the Depositary in accordance with its Applicable Procedures, and the accounts of the respective Agent Members shall be debited and credited and beneficial interests in this Bond shall be delivered by book entry as necessary to effect the purchases and sales provided for above. Unless the Depositary's Applicable Procedures require otherwise, such transactions shall settle, and all other payments in respect of the Bonds shall be made, in immediately available funds through DTC's Same-Day Funds Settlement System. Notwithstanding any provision hereof or of the Indenture, neither the Company, the Trustee, Goldman, Sachs & Co., nor any agent of any such person, shall have any responsibility with respect to the Applicable Procedures or for any payments, transfers or other transactions, or any notices or other communications, among the Depositary, its Agent Members, any other direct or indirect participants therein and any beneficial owners of a Global Security. For all purposes of this Bond and the Indenture, any payment or notice to be made or given with respect to this Bond by the Company or Goldman, Sachs & Co. shall be deemed made or given when made or given to the Depositary or its nominee, in accordance with its Applicable Procedures.

          (d) The settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above may be modified, notwithstanding any contrary terms of the Bonds or the Indenture, to the extent required by the Depositary. In addition, notwithstanding any contrary terms of the Bonds or the Indenture, the Company may modify the settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above in order to facilitate the settlement process.

          (e) If any Bonds are issued in non-book-entry form, the Company shall modify the provisions of paragraphs 5(a) through 5(d) above, inclusive, so as to ensure that the Reset Date settlements of transactions in such Bonds are effected in as comparable a manner as practical, provided that such modified procedures shall not adversely affect the interests of the holders of the outstanding Bonds in any material respect.

          6.   Default, Waiver, Amendment and Enforcement.
               ------------------------------------------

          (a) In case an Event of Default, as defined in the Indenture, with respect to the Bonds shall have occurred and be continuing, the principal of all outstanding Bonds may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, its consequences may be rescinded and annulled (and the related default and its consequences may be waived) with respect to all the Bonds by the holders of not less than a majority in aggregate principal amount of all the Bonds then outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by and the conditions set forth in the Indenture. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Bonds at the time outstanding may, on behalf of the holders of all of the Bonds, waive, prior to such a declaration, any past default under the Indenture with respect to the Bonds and its consequences, except a default in the payment of interest on or principal of any Bond.

          For all purposes of this Bond and the Indenture, any amount payable by the Company in respect of the Put Price of this or any other Bond (including any such amount payable by the Company because Goldman, Sachs & Co. fails to pay the Face Value of any Bond after its exercise of the Call Option as to this Bond) shall be deemed to be an amount payable by the Company in respect of the principal of such Bond at its maturity, and any default by the Company in paying such amount shall be deemed to be a default in the payment of such principal at maturity. No failure by Goldman, Sachs & Co. to purchase any Bond pursuant to the Call Option shall be deemed to be a default under this Bond or the Indenture for any purpose.

          (b) The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 50% in aggregate principal amount of the Securities of all series to be affected (voting as one class) at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with respect to each such series of Securities or modifying in any manner the rights of the holders of each such series of Securities; provided, however, that no such supplemental indenture, without the consent of the holder of each outstanding security affected thereby, shall (i) change the stated maturity of the principal or reduce the principal amount hereof, or reduce the rate of interest thereon or any premium payable upon redemption, or change any obligation of the Company to pay certain additional amounts required by the Indenture (subject to stated exceptions) or reduce the amount of the principal of a Discounted Security (as defined) due and payable upon an acceleration thereof, or change the place of payment of amounts due, or change the currency in which this Bond or interest hereon is payable, or impair or affect the right of any registered holder hereof to institute suit for the payment hereof, (ii) reduce the percentage in principal amount of securities of any series or of all series, the consent of the holders of which is required for any such supplemental indenture affecting this Bond or the consent of which holders is required for waivers of certain conditions of or a default under the Indenture; or (iii) modify any of the provisions of the section discussed in this subsection (b) or certain other sections, except to increase the percentages discussed therein or to provide that other provisions of the

Indenture cannot be modified or waived without the consent of the holders of each security affected thereby, subject to certain exceptions enumerated in the Indenture.

          (c) As provided in and subject to the provisions of the Indenture, no holder of this Bond shall have the right to institute any suit, action or proceeding with respect to the Indenture, or for appointment of any receiver or trustee or for any other remedy thereunder, unless an Event of Default with respect to the Bonds shall have occurred and be continuing and such holder previously shall have given the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee reasonable indemnity and the Trustee, for 60 days after the receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute the same and shall not have received any direction inconsistent therewith from the holders of a majority in aggregate principal amount of all affected Securities then outstanding.

          (d) No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Put Price of and interest on this Bond at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          (e) Any consent, waiver or other action by the registered holder of this Bond provided pursuant to this Bond or the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Bond and of any Bond issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Bond or such other Bond.

          7.   Form and Denomination; Global Securities.
               ----------------------------------------

          (a) The Bonds are issuable as fully registered Bonds without coupons in the denominations of $1,000 and any whole multiple of $1,000. At the corporate trust office of the Trustee referred to on the face hereof, and in the manner and subject to the limitations provided herein and in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

          (b) The transfer of this Bond is registrable by the registered holder hereof in person or by his attorney, duly authorized in writing, on the books of the Company at the office or agency of the Company referred to on the face hereof, subject to the terms of this Bond and the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto, and upon surrender and cancellation of this Bond upon any such transfer, a new Bond or Bonds of authorized denomination or denominations, for the same aggregate principal amount, shall be issued to the transferee in exchange herefor.

          (c) The Bond evidenced by this certificate has been issued in the form of a Global Security and, for as long as this Bond shall be issued in such form, the provisions of paragraphs (c)(i) through (c)(iv), inclusive, below shall apply to this Bond.

               (i) Notwithstanding any other provision of this Bond or the Indenture, this Global Security may not be exchanged in whole or in part for Bonds registered, and no transfer of this Global Security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof unless (A) the Depositary has notified the Company that (1) it is unwilling or unable to continue as Depositary or (2) has ceased to be a clearing agency registered under the Exchange Act or (B) there shall have occurred and be continuing an Event of Default with respect to the Bonds, or except as the Company may request in order to facilitate the purchase of this Bond or any portion hereof by Goldman, Sachs & Co. pursuant to the Call Option or by the Company pursuant to the Put Option (provided that, after consummation of any such purchase pursuant to the Call Option, the Bond or portion so purchased may be reissued in the form of a Global Security in accordance with the Applicable Procedures).

               (ii) Subject to paragraph (c)(i) above, any exchange of this Global Security for other Bonds may be made in whole or in part, and all Bonds issued in exchange for this Global Security or any portion hereof shall be registered in such names and delivered to such persons as the Depositary shall direct.

               (iii) Every Bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security or any portion hereof shall be issued and authenticated in the form of, and shall be, a Global Security, shall bear such legend as the Depositary may require and shall be delivered to the Depositary or a nominee thereof or custodian therefor, unless such Bond is registered in the name of a person other than the Depositary or a nominee thereof.

               (iv) As used herein, (A) "Global Security" means a Bond that evidences all or any portion of the Bonds and is registered in the name of the Depositary (or its nominee), (B) "Depositary" means a clearing agency registered under the Exchange Act and designated by the Company to act as Depositary for the Bonds issued in book-entry form, and (C) "Exchange Act" means the Securities Exchange Act of 1934 (or any successor provision) as amended from time to time.

          8.   Holder. The Company, the Trustee and Goldman, Sachs & Co. (and
               ------
any agent of any such person) may treat the person in whose name this Bond shall be registered as of the date of determination upon the books of the Company kept for such purpose pursuant to the Indenture as the sole and absolute owner and holder of this Bond (whether or not this Bond shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, including the making of any payment in respect hereof, any exercise of the Call Option or the Put Option and consummation of any sale and purchase hereof pursuant thereto, the giving of any Call Notice, Hold Notice or other notice with respect hereto, and the giving of any consent or taking of any other action with respect hereto, and neither the Company nor the Trustee or Goldman, Sachs & Co. or any such agent shall be affected by any notice to the contrary.

          9.   Notices. For as long as this Bond (or any portion hereof) is
               -------
issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and any other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures.

          If at any time this Bond (or any portion hereof) is not issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and any other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder upon the mailing of such notice to the registered holder at such holder's address as it appears on the books of the Company maintained for such purpose pursuant to the Indenture as of the close of business preceding the day such notice is given.

          Neither the failure to give any notice nor any defect in any notice given to the holder of this Bond or any other Bond shall affect the sufficiency of any notice given to another holder of any Bonds.

          With respect to this Bond, whether or not issued in the form of a Global Security, Hold Notices may be given by the registered holder hereof to the Trustee only by facsimile transmission or by mail and must actually be received by the Trustee at the following address no later than 10:00 A.M., New York City time, on the seventh Market Day prior to the Reset Date:

               The Chase Manhattan Bank as Trustee
               55 Water Street, 2nd Floor
               North Building
               New York, New York 10041
               Attention: Tender Operations Area
               Facsimile No.: 212-638-7380/81

Hold Notices may be given with respect to this Bond only by the registered holder hereof.

          10. No recourse shall be had for the payment of the principal of, or the interest on, this Bond or of the Face Value upon any exercise of the Call Option or of the Put Price upon any exercise of the Put Option, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          11.  Provisions Relating to Goldman, Sachs & Co. Insofar as the
               ------------------------------------------
provisions of this Bond purport to provide rights to Goldman, Sachs & Co. against any holder of this Bond, such rights (including such rights to purchase this Bond pursuant to the Call Option) shall be rights of the Company and shall be enforceable by the Company against such holder. Each holder of this Bond shall hold this Bond (and by holding the same shall be deemed to have agreed to do so) subject to the foregoing. Without limiting the foregoing, Goldman, Sachs & Co. may take any action under this Bond (including giving any notice, making any determination and effecting any settlement pursuant to paragraphs 2, 4 and 5 hereof) that the provisions of this Bond contemplate may be taken by Goldman, Sachs & Co.

          Pursuant to section 6 of the Calculation Agency Agreement, dated as of March 16, 1998, Goldman, Sachs & Co. has agreed with the Company, for the benefit of the applicable holder of this Bond from time to time, that, if Goldman, Sachs & Co. exercises the Call Option, Goldman, Sachs & Co. will purchase this Bond from the registered holder hereof on the Reset Date, upon the terms and subject to the conditions set forth herein. Except as may be expressly provided in section 6 of such agreement, no holder of this Bond shall have any right, remedy or claim against Goldman, Sachs & Co. under this Bond, the Indenture or such agreement.

          No provision of this Bond shall be invalid or unenforceable by reason of any reference herein to Goldman, Sachs & Co. In addition, no provision of this paragraph shall be construed to impair or otherwise affect any rights that Goldman, Sachs & Co. may have at any time as a holder of any Securities.

          12.  Governing Law. As provided in the Indenture, this Bond shall for
               -------------
all purposes be governed by and construed in accordance with the laws of the State of New York.